EXHIBIT 21.1

Jabil Inc. Subsidiaries*

Ownership is 100% except where designated

AOC Technologies (Wuhan) Co., Ltd. (China)

AOC Technologies, Inc. (US)

Badger Technologies, LLC (USA)

Celebit Technology Private Limited (India)

Celetronix India Private Limited (India)

Celetronix USA, Inc. (US)

Clothing Plus Hong Kong Ltd. (Hong Kong)

Clothing Plus MBU Oy (Finland)

Clothing Plus Oy (Finland)

Clothing Plus Zhejiang Ltd. (China)

F-I Holding Company (Cayman Islands)

Green Point (Suzhou) Technology Co., Ltd. (China)

Green Point (Tianjin) Electronic Technology Co., Ltd. (China)

Green Point (Tianjin) Precision Electronic Co., Ltd. (China)

Green Point (Wuxi) Electronic Technology Co., Ltd. (China)

Green Point (Yantai) Precision Electronic Co., Ltd. (China)

Green Point Industrial Co., Ltd. (British Virgin Islands)

Green Point Precision (M) Sdn. Bhd. (Malaysia)

Green Point Precision Components Co., Ltd. (Taiwan)

Green Point Technology (Shenzhen) Co., Ltd. (China)

Green Point Technology (Wuxi) Co., Ltd. (China)

Green Prosperity Co., Ltd. (British Virgin Islands)

Jabil (Mauritius) Holdings Ltd. (Mauritius)

Jabil Advanced Mechanical Solutions de Mexico, S. de R.L. de C.V. (Mexico)

Jabil Advanced Mechanical Solutions, Inc. (US)

Jabil AMS, LLC (US)

Jabil C.M. S.r.l. (Italy)

Jabil Canada Corporation (Canada)

Jabil Circuit (Beijing) Ltd. (China)

Jabil Circuit (BVI) Inc. (British Virgin Islands)

Jabil Circuit (Guangzhou) Ltd. (China)

Jabil Circuit (Shanghai) Co. Ltd. (China)

Jabil Circuit (Singapore) Pte. Ltd. (Singapore)

Jabil Circuit (Wuxi) Co. Ltd. (China)

Jabil Circuit Austria GmbH (Austria)

Jabil Circuit Belgium N.V. (Belgium)

Jabil Circuit Bermuda Ltd. (Bermuda)

Jabil Circuit Cayman L.P. (Cayman Islands)

Jabil Circuit Chihuahua, LLC (US)

Jabil Circuit China Limited (Hong Kong)

Jabil Circuit de Chihuahua S. de R.L. de C.V. (Mexico)

Jabil Circuit de Mexico S.A. de C.V. (Mexico)

Jabil Circuit Financial II, Inc. (US)

Jabil Circuit Guadalajara, LLC (US)

Jabil Circuit Holdings Limited (United Kingdom)

Jabil Circuit Hong Kong Limited (Hong Kong)

Jabil Circuit Hungary Contract Manufacturing Services Ltd. (Hungary)

Jabil Circuit India Private Limited (India)

Jabil Circuit Investment (China) Co., Ltd (China)

Jabil Circuit Italia S.r.l. (Italy)

Jabil Circuit Limited (United Kingdom)

Jabil Circuit Luxembourg II S.à.r.l. (Luxembourg)

Jabil Circuit Luxembourg S.à.r.l. (Luxembourg)

Jabil Circuit Netherlands B.V. (Netherlands)

Jabil Circuit of Michigan, Inc. (US)

Jabil Circuit SAS (France)

Jabil Circuit Sdn Bhd (Malaysia)

Jabil Circuit Services Limited (Hong Kong)

Jabil Circuit Technology LLC (Cayman Islands)

Jabil Circuit Ukraine Limited (Ukraine)

Jabil Circuit, LLC (US)

Jabil Defense and Aerospace Services, LLC (US)

Jabil Denmark Aps (Denmark)

Jabil do Brasil Industria Eletroeletronica Ltda. (Brazil)

Jabil DR, S.R.L. (Dominican Republic)

Jabil Energy (Namibia) (PTY) Ltd. (Namibia)

Jabil Green Point Precision Electronics (Wuxi) Co. Ltd. (China)

Jabil Green Point Technology (Huizhou) Co., Ltd. (China)

Jabil Hungary LP Services, Limited Liability Company (Hungary)

Jabil Industrial do Brasil Ltda. (Brazil)

Jabil International Treasury Pte. Ltd (Singapore)

Jabil Investment Pte. Ltd. (Singapore)

Jabil Israel Ltd. (Israel)

Jabil Japan, Inc. (Japan)

Jabil Luxembourg Manufacturing S.à.r.l. (Luxembourg)

Jabil Mexico Investment, S. de R.L. de C.V. (Mexico)

Jabil Nypro Holding LLC (US)

Jabil Nypro I, LLC (US)

Jabil Nypro II, LLC (US)

Jabil Nypro International B.V. (Netherlands)

Jabil Optics Germany GmbH (Germany)

Jabil Poland Sp. z.o.o. (Poland)

Jabil Precision Industry (Guangzhou) Co., Ltd. (China)

Jabil Sdn Bhd (Malaysia)

Jabil Silver Creek, Inc. (US) formerly known as Wolfe Engineering, Inc.

Jabil South Africa (Pty) LTD (South Africa)

Jabil Technology (Chengdu) Co., Ltd (China)

Jabil Technology and Trading (Wuxi) Co., Ltd. (China)

Jabil Vietnam Company Limited (Vietnam)

Jabil, Limited Liability Company (Russian Federation)

JP Danshui Holding (BVI) Inc. (British Virgin Islands)

Kasalis Inc. (US)

Mikma-Bett (Russian Federation) (Jabil indirectly owns 13.606% of this entity)

Mikromashina (Russian Federation) (Jabil indirectly owns 53.10% of this entity)

NP Medical Inc. (US)

NPA de Mexico S. de R.L. de C.V. (Mexico)

Nypro Alabama LLC (US)

Nypro Atlanta LLC (US)

Nypro China Holdings Limited (Hong Kong)

Nypro de Amazonia (Brazil)

Nypro de la Frontera, S. de R.L. de C.V. (Mexico)

Nypro Deutschland GmbH (Germany)

Nypro France SAS (France)

Nypro Germany Holdings GmbH (Germany)

Nypro Germany Verwaltungs B.V. & Co. KG (Germany)

Nypro Global Holdings C.V. (Netherlands)

Nypro Guadalajara S.A. de C.V. (Mexico)

Nypro Healthcare Baja Inc. (US)

Nypro Healthcare GmbH (Germany)

Nypro Healthcare LLC (US)

Nypro Inc. (US)

Nypro Iowa Inc. (US)

Nypro JV Holdings Inc. (US)

Nypro Korea Ltd. (Korea)

Nypro Limited (Ireland)

Nypro Monterrey Management S. de R.L. de C.V. (Mexico)

Nypro Plastics & Metal Products (Shenzhen) Co., Ltd. (China)

Nypro Plastics & Molding Products (Suzhou) Co., Ltd. (China)

Nypro Puerto Rico Inc. (US)

Nypro Research and Development Limited (Ireland)

Nypro Spain Holding, S.L.U. (Spain)

Nypro Tool (Suzhou) Co., Ltd. (China)

Nypro Tool Hong Kong Limited (Hong Kong)

NyproMold Chicago Inc. (US) (Jabil indirectly owns 50% of this entity)

NyproMold Inc. (US) (Jabil indirectly owns 50% of this entity)

NyproMold Investment Corp. (US) (Jabil indirectly owns 50% of this entity)

Plasticast Hungary Korlátolt Felelõsségû Társaság (Hungary)

Plasticos Castella S.A.U. (Spain)

PT Jabil Circuit Indonesia (Indonesia)

Radius Chicago LLC (US)

Radius Hong Kong Limited (Hong Kong)

Radius Innovation and Product Development (Shanghai) Co. Ltd. (China)

Radius Product Development and Consultation (Beijing) Co., Ltd. (China)

Radius Product Development Inc. (US)

Roosevelt Insurance Company, Ltd. (US)

S.M.R. Metal Ltd. (Israel)

Shay Motion Ltd. (Israel)

Shemer Motion (2009) Ltd. (Israel)

Taiwan Green Point Enterprises Co., Ltd. (Taiwan)

Taiwan Green Point Enterprises Co., Ltd. (British Virgin Islands)

Westing Green (Tianjin) Plastic Co., Ltd (China)

Wolfe Engineering (Shanghai) Co., Ltd. (China)

*	Jabil Inc. subsidiaries list as of August 31, 2018.